Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of Arbor EnTech Corporation (the “Company”) for the fiscal quarter ended January 31, 2005, as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”), Harvey Houtkin, as Chairman and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Quarterly Report for the fiscal quarter ended January 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The information in the Quarterly Report, and the information in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Harvey Houtkin
Harvey Houtkin
Chief Executive Officer
Dated: March 16, 2005